77 Q 1- Exhibits

QUESTION 77 E - Legal proceedings: Incorporated by reference Section 33 of the 40 Act a Notice of Compliant filed by Michael J. Wetta and James Rouimell filed with the Securities and Exchange Commission on March 6, 1998.